UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2014
(Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 28, 2014, American Public Education, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Boston Amended Agreement”) with Wallace E. Boston, Jr., the Company’s President and Chief Executive Officer, and an amended and restated employment agreement (the “Wilkins Amended Agreement” ) with Harry T. Wilkins, the Company’s Chief Development Officer and the Chief Executive Officer of the Company’s subsidiary National Education Seminars, Inc., which operates Hondros College, Nursing Programs.  In this Current Report, the Boston Amended Agreement and the Wilkins Amended Agreement are referred to together as the “Amended Agreements”).  The term of the Boston Amended Agreement is until March 31, 2018 and the term of the Wilkins Amended Agreement is until March 31, 2017.  Each of the Amended Agreements automatically renews at the end of its term unless the Company gives prior notice of the intent not to renew the agreement.

The Amended Agreements remove the provisions from Dr. Boston’s and Mr. Wilkins’ prior employment agreements that provided that if severance payments payable by the Company become subject to the excise tax on “excess parachute payments,” the Company would reimburse the executive for the amount of such excise tax (and the income and excise taxes on such reimbursement).  The Amended Agreements also remove the provisions that provided for tax gross-up payments in connection with relocations.

The Amended Agreements continue to have provisions in them that provide for base salary, participation in the Company’s annual incentive plan and the payments that are due to the executives in the event of the termination of their respective employment. The Amended Agreements now provide that equity awards vest in the event of a change of control where the executive’s employment is terminated in the twelve months following that change of control by the Company without cause or by the executive with good reason, as defined in the Amended Agreements.

In the Amended Agreements, each executive has agreed not to compete with the Company nor solicit its employees for alternative employment during the term of his agreement and for a period of twenty-four months in the case of Dr. Boston, and eighteen months in the case of Mr. Wilkins, after termination of employment.

The descriptions of the Amended Agreements in this Current Report are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Amended and Restated Employment Agreement dated April 28, 2014, by and among American Public University System, Inc., American Public Education, Inc. and Wallace E. Boston, Jr.
	10.2	Amended and Restated Employment Agreement dated April 28, 2014, by and among American Public University System, Inc., American Public Education, Inc. and Harry T. Wilkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2014	American Public Education, Inc.

By: /s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement dated April 28, 2014, by and among American Public University System, Inc., American Public Education, Inc. and Wallace E. Boston, Jr.
10.2	Amended and Restated Employment Agreement dated April 28, 2014, by and among American Public University System, Inc., American Public Education, Inc. and Harry T. Wilkins